                                                                     Exhibit 1.1

                                                                           DRAFT
                                                                          112096



                             UNDERWRITING AGREEMENT

                                    BETWEEN


                          U.S.  ENERGY SYSTEMS, INC.


                                      AND

                              GAINES, BERLAND INC.



                            DATED:  __________, 1996
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
                                                  TABLE OF CONTENTS
                                                  -----------------

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INDEX OF DEFINITIONS................................................................................................v

1.       Purchase and Sale of Securities............................................................................1
         1.1      Firm Units........................................................................................1
                  1.1.1    Purchase of Firm Securities..............................................................1
                  1.1.2    Payment and Delivery.....................................................................1
         1.2      Over-allotment Option.............................................................................2
                  1.2.1    Option Securities........................................................................2
                  1.2.2    Exercise of Over-allotment Option........................................................2
                  1.2.3    Payment and Delivery.....................................................................3
         1.3      Representative's Purchase Option..................................................................3
                  1.3.1    Purchase Option..........................................................................3
                  1.3.2    Payment and Delivery.....................................................................3

2.       Representations and Warranties of the Company..............................................................3
         2.1      Filing of Registration Statement..................................................................3
                  2.1.1    Pursuant to the Act......................................................................3
                  2.1.2    Pursuant to the Exchange Act.............................................................4
         2.2      No Stop Orders, Etc...............................................................................4
         2.3      Disclosures in Registration Statement.............................................................4
                  2.3.1    Securities Act and 10b-5 Representation..................................................4
                  2.3.2    Disclosure of Contracts..................................................................5
                  2.3.3    Prior Securities Transactions............................................................5
         2.4      Changes After Dates in Registration Statement.....................................................5
                  2.4.1    No Material Adverse Change...............................................................5
                  2.4.2    Recent Securities Transactions, Etc......................................................6
         2.5      Independent Accountants...........................................................................6
         2.6      Financial Statements..............................................................................6
         2.7      Authorized Capital; Options; Etc..................................................................6
         2.8      Valid Issuance of Securities; Etc.................................................................6
                  2.8.1    Outstanding Securities...................................................................6
                  2.8.2    Securities Sold Pursuant to this Agreement...............................................7
         2.9      Registration Rights of Third Parties..............................................................7
         2.10     Validity and Binding Effect of Agreements.........................................................7
         2.11     No Conflicts, Etc.................................................................................8
         2.12     No Defaults; Violations...........................................................................8
         2.13     Corporate Power; Licenses; Consents...............................................................8
                  2.13.1   Conduct of Business......................................................................8
                  2.13.2   Transactions Contemplated Herein.........................................................9
         2.14     Title to Property; Insurance......................................................................9
         2.15     Litigation; Governmental Proceedings..............................................................9

                                       i
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         2.16     Good Standing....................................................................................10
         2.17     Taxes............................................................................................10
         2.18     Employee Options.  ..............................................................................10
         2.19     Transactions Affecting Disclosure to NASD........................................................10
                  2.19.1   Finder's Fees...........................................................................11
                  2.19.2   Payments Within Twelve Months...........................................................11
                  2.19.3   Use of Proceeds.........................................................................11
                  2.19.4   Insiders' NASD Affiliation..............................................................11
         2.20     Foreign Corrupt Practices Act....................................................................11
         2.21     Nasdaq Eligibility...............................................................................12
         2.22     Intangibles......................................................................................12
         2.23     Relations With Employees.........................................................................12
                  2.23.1   Employee Matters........................................................................12
                  2.23.2   Employee Benefit Plans..................................................................12
         2.24     Officers' Certificate............................................................................13
         2.25     Warrant Agreement................................................................................13
         2.26     Lock-Up Agreements...............................................................................13
         2.27     Subsidiaries.....................................................................................13
         2.28     Certain Definitions..............................................................................13
         2.29     Conditions to Obligations Under Other Agreements.................................................14

3.       Covenants of the Company..................................................................................14
         3.1      Amendments to Registration Statement.............................................................14
         3.2      Federal Securities Laws..........................................................................14
                  3.2.1    Compliance..............................................................................14
                  3.2.2    Filing of Final Prospectus..............................................................14
                  3.2.3    Exchange Act Registration...............................................................14
         3.3      Blue Sky Filing..................................................................................15
         3.4      Delivery to Underwriters of Prospectuses.........................................................15
         3.5      Events Requiring Notice to the Representative....................................................15
         3.6      Review of Financial Statements...................................................................15
         3.7      Unaudited Financials.............................................................................15
         3.8      Secondary Market Trading and Standard & Poor's...................................................16
         3.9      Nasdaq Maintenance...............................................................................16
         3.10     Warrant Solicitation and Warrant Solicitation Fees...............................................16
         3.11     Registration of Common Stock.....................................................................16
         3.12     Reports to the Representative....................................................................17
                  3.12.1   Periodic Reports, Etc...................................................................17
                  3.12.2   Transfer Sheets and Weekly Position Listings............................................17
                  3.12.3   Secondary Market Trading Memorandum.....................................................17
         3.13     Agreements between the Representative and the Company............................................17
                  3.13.1   [Intentionally Omitted.]................................................................17
                  3.13.2   [Intentionally Omitted.]................................................................17

                                       ii
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                  3.13.3   Representative's Purchase Option........................................................17
         3.14     Disqualification of Form S-1 (or other appropriate form).........................................18
         3.15     Payment of Expenses..............................................................................18
                  3.15.1   General Expenses........................................................................18
                  3.15.2   Non-Accountable Expenses................................................................19
         3.16     Application of Net Proceeds......................................................................19
         3.17     Delivery of Earnings Statements to Security Holders..............................................19
         3.18     Key Person Life Insurance........................................................................19
         3.19     Stabilization....................................................................................19
         3.20     Internal Controls................................................................................19
         3.21     Accountants and Lawyers..........................................................................20
         3.22     Transfer Agent...................................................................................20
         3.23     Sale of Securities...............................................................................20
         3.24     Other Transactions...............................................................................20
         3.25     Secondary Offering...............................................................................20

4.       Conditions of Underwriters' Obligations...................................................................21
         4.1      Regulatory Matters...............................................................................21
                  4.1.1    Effectiveness of Registration Statement.................................................21
                  4.1.2    NASD Clearance..........................................................................21
                  4.1.3    No Blue Sky Stop Orders.................................................................21
         4.2      Company Counsel Matters..........................................................................21
                  4.2.1    (a)      Effective Date Opinion of Counsel..............................................21
                           (b)      Other Counsel's Opinion........................................................26
                  4.2.2    Closing Date and Option Closing Date Opinions of Counsel................................27
                  4.2.3    Reliance................................................................................27
                  4.2.4    Secondary Market Trading Memorandum.....................................................28
         4.3      Cold Comfort Letters.............................................................................28
         4.4      Officers' Certificates...........................................................................29
                  4.4.1    Officers' Certificate...................................................................29
                  4.4.2    Secretary's Certificate.................................................................30
         4.5      No Material Changes..............................................................................30
         4.6      Delivery of Agreements...........................................................................31
         4.7      Opinion of Counsel for the Underwriters..........................................................31
         4.8      Other Transactions...............................................................................31

5.       Indemnification...........................................................................................31
         5.1      Indemnification of the Underwriters..............................................................31
                  5.1.1    General.................................................................................31
                  5.1.2    Procedure...............................................................................32
         5.2      Indemnification of the Company...................................................................32
         5.3      Contribution.....................................................................................33
                  5.3.1    Contribution Rights.....................................................................33
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                                      iii
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                  5.3.2    Contribution Procedure..................................................................33

6.       Default by an Underwriter.................................................................................34
         6.1      Default Not Exceeding 10% of Firm Securities or Option Securities................................34
         6.2      Default Exceeding 10% of Firm Securities or Option Securities....................................34
         6.3      Postponement of Closing Date.....................................................................34

7.       Additional Covenants......................................................................................34
         7.1      Board Designee...................................................................................34
         7.2      [Intentionally Omitted.].........................................................................35
         7.3      Rule 144 Sales...................................................................................35
         7.4      Press Releases...................................................................................35
         7.5      Form S-8 or any Similar Form.....................................................................35
         7.6      Employment Agreements............................................................................35
         7.7      Compensation and Other Arrangements..............................................................36

8.       Representations and Agreements to Survive Delivery........................................................36

9.       Effective Date of This Agreement and Termination Thereof..................................................36
         9.1      Effective Date...................................................................................36
         9.2      Termination......................................................................................36
         9.3      Notice...........................................................................................37
         9.4      Expenses.........................................................................................37
         9.5      Indemnification..................................................................................37

10.      Miscellaneous.............................................................................................37
         10.1     Notices..........................................................................................37
         10.2     Headings.........................................................................................38
         10.3     Amendment........................................................................................38
         10.4     Entire Agreement.................................................................................38
         10.5     Binding Effect...................................................................................38
         10.6     Governing Law; Jurisdiction......................................................................38
         10.7     Execution in Counterparts........................................................................38
         10.8     Waiver, Etc......................................................................................39

                                       iv
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
                                                INDEX OF DEFINITIONS
                                                --------------------

Term                                                                                                          Section
----                                                                                                          -------

Acquisition Agreement............................................................................................2.28
Acquisition Transactions........................................................................................2.3.2
Act............................................................................................................ 2.1.1
AICPA....................................................................................................... 4.3(iii)
Anchor...........................................................................................................3.25
BSE.............................................................................................................2.2.1
Closing Date....................................................................................................1.1.2
Comfort Letter Subject.........................................................................................4.3(i)
Code...........................................................................................................2.23.2
Commission......................................................................................................2.1.1
Common Stock....................................................................................................1.1.1
Company........................................................................................Introductory Paragraph
Conversion Agreement.............................................................................................2.28
Department.......................................................................................................3.25
Effective Date..................................................................................................1.1.1
ERISA..........................................................................................................2.23.2
ERISA Plans....................................................................................................2.23.2
Exchange Act....................................................................................................2.1.2
Far West..........................................................................................................2.6
Filing Date ...................................................................................................2.19.2
Firm Securities.................................................................................................1.1.1
Insiders.........................................................................................................2.26
Intangibles......................................................................................................2.22
Lehi............................................................................................................2.3.2
NASD...........................................................................................................2.19.1
NRG.............................................................................................................2.3.2
NRG Acquisition Agreement........................................................................................2.28
1-A...............................................................................................................2.6
Opinion Subject..............................................................................................4.2.1(b)
Option Closing Date.............................................................................................1.2.2
Option Securities...............................................................................................1.2.1
Other Counsel................................................................................................4.2.1(b)
Over-allotment Option...........................................................................................1.2.1
Plymouth........................................................................................................2.3.2
Preferred Stock Exchange Agreement...............................................................................2.28
Preliminary Prospectus..........................................................................................2.1.1
Pro Forma Financial Statements................................................................................4.3(iv)
Proposed Financing................................................................................................7.8
Prospectus......................................................................................................2.1.1
Public Securities...............................................................................................1.2.1
Registration Statement..........................................................................................2.1.1
Regulations.....................................................................................................2.1.1
Representative.................................................................................Introductory Paragraph
Representative's Purchase Option................................................................................1.3.1
Representative's Securities.....................................................................................1.3.1
Representative's Shares.........................................................................................1.3.1
Representative's Warrants.......................................................................................1.3.1

                                       v
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
Secondary Market Trading Memorandum............................................................................3.12.3

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Term                                                                                                          Section
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
Securities.................................................................................................... .1.3.1
Steamboat Acquisition Agreement..................................................................................2.28
Steamboat Facilities.............................................................................................2.28
Steamboat L.L.C.................................................................................................2.3.2
Subsidiary(ies)................................................................................................. 2.27
Transfer Agent...................................................................................................3.22
Unaudited Financials..............................................................................................3.7
Underwriter....................................................................................Introductory Paragraph
Underwriters...................................................................................Introductory Paragraph
Warrants........................................................................................................1.1.1
Warrant Agreement................................................................................................2.25

                           U.S. ENERGY SYSTEMS, INC.

                       3,100,000 SHARES OF COMMON STOCK

              3,100,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS




                             UNDERWRITING AGREEMENT
                             ----------------------


                                                              New York, New York
                                                                __________, 1996


Gaines, Berland Inc.
712 Fifth Avenue
21st Floor
New York, New York  10022

Dear Sirs:

          The undersigned, U.S. ENERGY SYSTEMS, INC., a Delaware corporation ("Company"), hereby confirms its agreement with Gaines, Berland Inc. (being referred to herein variously as "you" or the "Representative"), and the other underwriters named on Schedule 1 hereto (the Representative and the other underwriters being collectively referred to as the "Underwriters" or individually as "Underwriter"), as follows:

 1.  Purchase and Sale of Securities.
     -------------------------------

      1.1 Firm Units.
          ----------

          1.1.1  Purchase of Firm Securities.  On the basis of the
                 ---------------------------
representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, 3,100,000 shares of the Company's Common Stock, par value $0.01 ("Common Stock"), and 3,100,000 Redeemable Common Stock Purchase Warrants ("Warrants"), and the Underwriters, severally and not jointly, agree to purchase from the Company, the numbers of shares of Common Stock and Warrants set forth opposite their respective names on Schedule 1 hereto for purchase prices of $3.68 per share of Common Stock and $0.08 per Warrant (net of commissions in each instance). Such shares of Common Stock and Warrants are hereinafter referred to as the "Firm Securities." Each Warrant entitles its holder to purchase one share of Common Stock at an initial exercise price of $4.00 per share commencing on the first anniversary of the effective date of the Registration Statement (as hereinafter defined) ("Effective Date") and ending on the fifth anniversary of the Effective Date.

          1.1.2  Payment and Delivery.  Delivery and payment for the Firm
                 --------------------
Securities shall be made at 10:00 A.M., New York time, on or before the third business day following the date the

Firm Securities commence trading or at such other time as the Representative shall determine, at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Firm Securities are called the "Closing Date." Payment for the Firm Securities shall be made on the Closing Date, at the Representative's election, by wire transfer of funds or by certified or bank cashier's check(s) in New York Clearing House funds, in accordance with the instructions of the Company upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Common Stock and Warrants comprising the Firm Securities for the respective accounts of the Underwriters. The Firm Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Securities for delivery at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Securities except upon tender of payment by the Underwriters for all the Firm Securities.

      1.2 Over-allotment Option.
          ---------------------

          1.2.1  Option Securities.  For the purposes of covering any over-
                 -----------------
allotments in connection with the distribution and sale of the Firm Securities, the Underwriters are hereby granted an option to purchase up to an additional 465,000 shares of Common Stock and/or 465,000 Warrants from the Company ("Over-allotment Option"). Such additional securities are hereinafter referred to as the "Option Securities." The Firm Securities and the Option Securities, together with the shares of Common Stock issuable upon exercise of the Warrants, are hereinafter referred to collectively as the "Public Securities." The purchase price to be paid for the Option Securities will be the same price per Option Security as the price per Firm Security set forth in Section 1.1.1 hereof.

          1.2.2  Exercise of Over-allotment Option.  The Over-allotment Option
                 ---------------------------------
granted pursuant to Section 1.2.1 hereof may be exercised by the Representative on behalf of the Underwriters as to all or any part of the Option Securities at any time, from time to time, within forty-five days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Securities prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed by a letter or telecopy setting forth the number of Option Securities to be purchased, the date and time for delivery of and payment for the Option Securities and stating that the Option Securities referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Securities. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment will be the Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment will not be earlier than five full business days after the date of the notice. If such delivery and payment for the Option Securities does not occur on the Closing Date, the date and time of the closing for such Option Securities will be as set forth in the notice (hereinafter the "Option Closing Date"). Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Securities specified in such notice.

          1.2.3  Payment and Delivery.  Payment for the Option Securities will
                 --------------------
be at the Representative's election by wire-transfer or by certified or bank cashier's check(s) in New York Clearing House funds, payable to the order of the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company upon delivery to you of certificates representing such securities for the respective accounts of the Underwriters. The certificates representing the Option Securities to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one full business day prior to such Closing Date.

      1.3 Representative's Purchase Option.
          --------------------------------

          1.3.1  Purchase Option.  The Company hereby agrees to issue and sell
                 ---------------
to the Representative (and/or its designees) on the Closing Date, for an aggregate purchase price of $100, an option ("Representative's Purchase Option") for the purchase of an aggregate of 310,000 shares of Common Stock ("Representative's Shares") at an initial exercise price of $6.60 per share and/or 310,000 Warrants ("Representative's Warrants") at an initial exercise price of $0.165 for the purchase of each of the Representative's Warrants.
The Representative's Shares and the Representative's Warrants are identical to the securities comprising the Firm Securities except that the exercise price of the Representative's Warrants is $5.00 per share. The Representative's Purchase Option, the Representative's Shares, the Representative's Warrants and the shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter referred to collectively as the "Representative's Securities." The Public Securities and the Representative's Securities are hereinafter referred to collectively as the "Securities".

          1.3.2  Payment and Delivery.  Delivery and payment for the
                 --------------------
Representative's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates for the Representative's Purchase Option in the name or names and in such authorized denominations as the Representative may request. The Representative's Purchase Option shall be exercisable for a period of four years commencing one year from the Effective Date.

  2. Representations and Warranties of the Company.  The Company represents and
     ---------------------------------------------
warrants to the Representative as follows:

      2.1 Filing of Registration Statement.
          --------------------------------

          2.1.1  Pursuant to the Act.  The Company has filed with the Securities
                 -------------------
and Exchange Commission ("Commission") a registration statement and an amendment or amendments thereto, on Form SB-2 (Registration No. 333-04612), including any related preliminary prospectus ("Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended ("Act"), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations ("Regulations") of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Regulations) is hereinafter called the "Registration Statement," and the form of the final prospectus dated the Effective Date (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations) is hereinafter called the "Prospectus." The Registration Statement has been declared effective by the Commission on the date hereof.

          2.1.2  Pursuant to the Exchange Act.  The Company has filed with the
                 ----------------------------
Commission a registration statement on Form 8-A providing for the registration under the Securities Exchange Act of 1934, as amended ("Exchange Act"), of the Warrants included in the Securities. Such registration has been declared effective by the Commission on the date hereof. The Common Stock is registered under the Exchange Act under registration statement on Form 8-A, declared effective on ________________.

      2.2  No Stop Orders, Etc.  Neither the Commission nor, to the best of the
           --------------------
Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

      2.3 Disclosures in Registration Statement.
          -------------------------------------

          2.3.1  Securities Act and 10b-5 Representation.  At the time the
                 ---------------------------------------
Registration Statement becomes or became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus contained and will contain with respect to the Company and the Steamboat Facilities (as defined in Section 2.28) all material statements which are required to be stated therein in accordance with the Act and the Regulations, and conformed and will in all material respects conform to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

          2.3.2  Disclosure of Contracts.  The description in the Registration
                 -----------------------
Statement and the Prospectus of contracts and other documents is accurate and presents fairly the information required to be disclosed and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement which have not been so described or filed. Each contract or other instrument (however characterized or described) to which the Company, Lehi Independent Power Associates, L.C. ("Lehi"), Plymouth
Cogeneration Limited Partnership ("Plymouth") or NRG Company L.L.C. ("NRG") is a party or by which the property or business of the Company or the Steamboat Facilities is or may be bound or affected and (i) which is referred to in the Pro spectus, or (ii) is material to the business of Lehi, Plymouth, NRG or the Company as it will exist after the acquisition by the Company of a 81.5% equity interest in NRG and of a 95% equity interest in Steamboat Envirosystems, L.C., a Utah limited liability company ("Steamboat L.L.C."), and the acquisition by Steamboat L.L.C. of the Steamboat Facilities (collectively, the "Acquisition Transactions") has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and that the remedy of specific performance and injunctive relief and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such contracts or instruments has been assigned by the Company, Lehi, Plymouth or Steamboat L.L.C., and none of the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. or, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. None of the material provisions of such contracts or instruments violates or will result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. or any of their respective assets or businesses, including, without limitation, those relating to environmental laws and regulations.

          2.3.3  Prior Securities Transactions.  No securities of the Company
                 -----------------------------
have been sold by the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

      2.4          Changes After Dates in Registration Statement.
                   ---------------------------------------------

          2.4.1  No Material Adverse Change.  Since the respective dates as of
                 --------------------------
which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C., as they will exist after the Acquisition Transactions, including, but not limited to, a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company, Lehi, Plymouth, NRG or Steamboat L.L.C., other than those in the ordinary course of business, which are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C. as they will exist after the Acquisition Transactions.

          2.4.2  Recent Securities Transactions, Etc.  Subsequent to the
                 ------------------------------------
respective dates as of which information is given in the Registration Statement and the Prospectus, and, except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

      2.5  Independent Accountants.  Richard A. Eisner & Company, LLP, Traveller
           -----------------------
Winn & Mower, PC, and Robison, Hill & Co., P.C. and Price Waterhouse LLP, whose reports are filed with the Commission as part of the Registration Statement, are or were independent accountants as required by the Act and the Regulations as of the dates of their respective reports.

      2.6  Financial Statements.  The financial statements, including the notes
           --------------------
thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company, Lehi, Plymouth, Far West Capital Electric Energy Fund, L.P. ("Far West") and 1-A Enterprises ("1-A") at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma consolidated financial information set forth in the Registration Statement reflects all significant assumptions and adjustments relating to the business and operations of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C. in connection with the Acquisition Transactions and the operations of the Steamboat Facilities as described in the Registration Statement.

      2.7  Authorized Capital; Options; Etc.  The Company had at the date or
           ---------------------------------
dates indicated in the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions and adjustments stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company, including any obligations to issue any shares pursuant to anti-dilution provisions, or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

      2.8 Valid Issuance of Securities; Etc.
          ----------------------------------

          2.8.1  Outstanding Securities.  All issued and outstanding securities
                 ----------------------
of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The authorized Common Stock and outstanding options and warrants to purchase shares of Common Stock conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales by the Company of the outstanding Common Stock, options and warrants to purchase shares of Common Stock were at all relevant times either registered under the Act and registered or qualified under the applicable state securities or Blue Sky Laws or exempt from such registration or qualification requirements and the holders thereof have no rights of rescission with respect thereto.

          2.8.2  Securities Sold Pursuant to this Agreement.  The Securities
                 ------------------------------------------
have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Representative's Purchase Option, the Representative's Warrants and the Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and the Representative's Purchase Option, the Representative's Warrants and the Warrants will be enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      2.9  Registration Rights of Third Parties.  Except as set forth in the
           ------------------------------------
Prospectus, no holders of any securities of the Company or of any options, warrants or other rights of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities under the Act or to include any such securities in a registration statement to be filed by the Company.

      2.10  Validity and Binding Effect of Agreements.  To the extent that each
            -----------------------------------------
thereof is a party thereto, this Agreement, the Warrant Agreement, the Representative's Purchase Option, the NRG Acquisition Agreement, the Steamboat Acquisition Agreement, the Conversion Agreement and the Preferred Stock Exchange Agreement (as each such agreement is hereinafter defined) have been duly and validly authorized by the Company or Steamboat L.L.C., as the case may be, and constitute, or when executed and delivered will constitute, the valid and binding agreements of the Company or Steamboat L.L.C., enforceable against the Company and Steamboat L.L.C. in accordance with their respective terms, except
(i) as such enforceability may be limited by bank-ruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification provision may be limited under federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      2.11     No Conflicts, Etc.  To the extent that each thereof is a party
               ------------------
thereto, the execution, delivery, and performance by the Company and Steamboat L.L.C. of this Agreement, the Warrant Agreement, the NRG Acquisition Agreement, the Steamboat Acquisition Agreement, the Conversion Agreement and the
Preferred Stock Exchange Agreement, the consummation by the Company and Steamboat L.L.C. of the transactions herein and therein contemplated and the compliance by the Company and Steamboat L.L.C. with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both, (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Steamboat L.L.C. pursuant to the terms of, any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company or Steamboat L.L.C. is a party or by which the Company or Steamboat L.L.C. may be bound or to which any of the property or assets of the Company or Steamboat L.L.C. is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or Steamboat L.L.C.; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or Steamboat L.L.C. or any of their properties or business; or (iv) have a material adverse effect on any permit, license, certificate, registration, approval, consent, license or franchise concerning the Company or Steamboat L.L.C.

      2.12  No Defaults; Violations.  Except as described in the Prospectus, no
            -----------------------
default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. is a party or by which any of them may be bound or to which any of their properties or assets is subject. None of the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. is in violation of any term or provision of its Certificate of Incorporation or By-Laws or Certificate of Formation or Operating Agreement or other similar document or instrument, as the case may be, or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over any of them or any of their properties or business.

      2.13 Corporate Power; Licenses; Consents.
           -----------------------------------

          2.13.1  Conduct of Business.  Each of the Company, Lehi, Plymouth, NRG
                  -------------------
and Steamboat L.L.C. has all requisite corporate or limited liability company power and authority, and has all necessary material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own or lease its properties and conduct its business as described in the Prospectus, and each of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C. is and has been doing business in compliance with all such material authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local rules and regulations. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on the business of each of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C. as currently contemplated are correct in all material respects and do not omit to state a material fact.

          2.13.2  Transactions Contemplated Herein.  The Company has all
                  --------------------------------
corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities pursuant to this Agreement, the Warrant Agreement and the Representative's Purchase Option, and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws. Each of the Company and Steamboat L.L.C. has all corporate power and authority to enter into those of the Acquisition Agreement, the Conversion Agreement and the Preferred Stock Exchange Agreement to which it is a party and to carry out the provisions and conditions thereof and all consents, authorizations, approvals and orders required in connection therewith have been obtained.

      2.14  Title to Property; Insurance.  Each of the Company, Steamboat
            ----------------------------
L.L.C., Lehi, NRG and Plymouth has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus and liens for taxes not yet due and payable or arising by law. The properties in which each of the Company, Steamboat L.L.C., Lehi, NRG and Plymouth has an interest are adequately insured against loss or damage by fire or other casualty. The Company, Steamboat L.L.C., Lehi, NRG and Plymouth each maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar business.

      2.15  Litigation; Governmental Proceedings.  Except as set forth in the
            ------------------------------------
Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the properties or business of, the Company, Steamboat L.L.C., Lehi, NRG or Plymouth which might materially and adversely affect the financial position, prospects, value or the operation or the properties or the business of the Company, Steamboat L.L.C., Lehi, NRG or Plymouth, or which questions the validity of the capital stock or membership interests of the Company, Steamboat L.L.C., Lehi, NRG or Plymouth or this Agreement or the Steamboat Acquisition Agreement or any action taken or to be taken by the Company or Steamboat L.L.C. pursuant to, or in connection with, this Agreement, the NRG Acquisition Agreement or the Steamboat Acquisition Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company, Steamboat L.L.C., Lehi, NRG or Plymouth and enjoining the Company, Steamboat L.L.C., Lehi, NRG or Plymouth from taking, or requiring the Company, Steamboat L.L.C., Lehi, NRG or Plymouth to take, any action, or to which the Company,

Steamboat L.L.C., Lehi, NRG or Plymouth or their respective properties or business is bound or subject.

      2.16 Good Standing.
           -------------

          (a) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the state of its incorporation and is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on it or its properties or business.

          (b) Each of Steamboat L.L.C., Lehi, NRG and Plymouth has been duly organized and is validly existing as a limited liability company or limited partnership and is in good standing under the laws of the state of its formation and is duly qualified and licensed and in good standing as a foreign limited liability company or limited partnership in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on it or its properties or business.

      2.17 Taxes.  Each of the Company, Steamboat L.L.C., Lehi,
           -----
NRG and Plymouth has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company, Steamboat L.L.C., Lehi, NRG and Plymouth has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against it. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Representative, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or Steamboat L.L.C., Lehi, NRG or Plymouth, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company, Steamboat L.L.C., Lehi, NRG and Plymouth. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

      2.18  Employee Options.  No shares of Common Stock are eligible for sale
            ----------------
pursuant to Rule 701 promulgated under the Act in the 12 month period following the Effective Date.

      2.19 Transactions Affecting Disclosure to NASD.
           -----------------------------------------

          2.19.1  Finder's Fees.  Except as described in the Prospectus, there
                  -------------
are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's, consulting or origination fee with respect to the introduction of the Company to the Representa tive or the sale of the Securities hereunder or any other arrangements, agreements, understand ings, payments or issuance with respect to the Company that may affect the Representative's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

          2.19.2  Payments Within Twelve Months.  The Company has not made any
                  ------------------------------
direct or indirect payments (in cash, securities or otherwise) to (i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) to any NASD member, (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member within the twelve month period prior to the date on which the Registration Statement was filed with the Commission ("Filing Date") or thereafter, other than payments to (iv) the Representative, (v) Theodore Rosen, Chairman of the Board of the Company, and (vi) Wharton Capital Corp. in the amount of $12,500.

          2.19.3  Use of Proceeds.  None of the net proceeds of the offering
                  ---------------
will be paid by the Company to any NASD member or any affiliate or associate of any NASD member, except as specifically authorized herein.

          2.19.4  Insiders' NASD Affiliation.  Other than Theodore Rosen (a) no
                  --------------------------
officer, director or five percent or greater stockholder of the Company has any direct or indirect affiliation or association with any NASD member, and (b) no beneficial owner of the Company's unregistered securities issued within the 12 month period prior to the Filing Date or thereafter has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and the NASD if any other five percent or greater stockholder becomes, directly or indirectly, an affiliate or associated person of an NASD member participating in the distribution.

      2.20  Foreign Corrupt Practices Act.  Neither the Company nor any of its
            -----------------------------
officers, directors, employees or agents or any other person acting on its behalf has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a materially adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or
(iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The internal accounting controls and procedures of the Company are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

      2.21  Nasdaq Eligibility.  As of the Effective Date, the Securities have
            ------------------
been approved for quotation upon notice of issuance on the Nasdaq SmallCap
Market.

      2.22  Intangibles.  Each of the Company, Steamboat L.L.C., Lehi, NRG and
            -----------
Plymouth owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, "Intangibles") described as being licensed to or owned by it in the Registration Statement.
The Intangibles which have been registered in the United States Patent and Trademark Office have been fully maintained and are in full force and effect. There is no claim or action by any person pertaining to, or proceeding pending or threatened and none of the Company, Steamboat L.L.C., Lehi, NRG or Plymouth has received any notice of conflict with the asserted rights of others which challenges the exclusive right of such company with respect to any Intangibles used in the conduct of its business except as described in the Prospectus. The Intangibles and the current products, services and processes of each of the Company, Steamboat L.L.C., Lehi, NRG and Plymouth do not infringe on any Intangibles held by any third party. To the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company, Steamboat L.L.C., Lehi, NRG or Plymouth.

     2.23 Relations With Employees.
          ------------------------

          2.23.1  Employee Matters.  Each of the Company, Steamboat L.L.C.,
                  ----------------
Lehi, NRG and Plymouth has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the best of the Company's knowledge, there are no pending investigations involving the Company, Steamboat L.L.C., Lehi, NRG or Plymouth by the U.S. Department of Labor or any other governmental agency, responsible for the enforcement of such federal, state and local laws and regulations. There is no unfair labor practice charge or complaint against the Company, Steamboat L.L.C., Lehi, NRG or Plymouth pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company, Steamboat L.L.C., Lehi, NRG or Plymouth or any predecessor entity, and none has ever occurred. No question concerning representation exists respecting the employees of the Company, Steamboat L.L.C., Lehi, NRG or Plymouth and no collective bargaining agreement or modification thereof is currently being negotiated by the Company, Steamboat L.L.C., Lehi, NRG or Plymouth. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, Steamboat L.L.C., Lehi, NRG or Plymouth, if any.

          2.23.2  Employee Benefit Plans.  Other than as set forth in the
                  ----------------------
Registration Statement, neither the Company, Steamboat L.L.C., Lehi, NRG or Plymouth maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a, "multi-employer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). The Company and Steamboat L.L.C., Plymouth, NRG and Lehi do not maintain or contribute to, and have at no time maintained or contributed to, a defined benefit plan, as defined in Section 3(35) of ERISA. If the Company, Steamboat L.L.C., Lehi, NRG and Plymouth do maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which could subject the Company, Steamboat L.L.C., Lehi or Plymouth to any tax penalty for prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. None of the Company, Steamboat L.L.C., Lehi and Plymouth has ever completely or partially withdrawn from a "multi-employer plan."

      2.24  Officers' Certificate.  Any certificate signed by any duly
            ---------------------
authorized officer of the Company or Steamboat L.L.C., Lehi, NRG or Plymouth and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

      2.25  Warrant Agreement.  The Company has entered into a warrant agreement
            -----------------
with respect to the Warrants and the Representative's Warrants substantially in the form filed as an exhibit to the Registration Statement ("Warrant Agreement") with American Stock Transfer & Trust Company, in form and substance satisfactory to the Representative, providing for among other things (i) no redemption of the Warrants without the consent of the Representative and (ii) the payment of a warrant solicitation fee as contemplated by Section 3.10 hereof.

     2.26  Lock-Up Agreements.  The Company has caused to be duly executed
           ------------------
legally binding and enforceable agreements pursuant to which all of the officers and directors of the Company (including their family members and affiliates) and the persons listed on Schedule 2 (collectively, "Insiders") agree not to sell any shares of Common Stock owned by them (either pursuant to Rule 144 of the Regulations or otherwise) for a period of thirteen months following the Effective Date other than as set forth therein except with the consent of the Representative and, if applicable, a state securities commission.

      2.27  Subsidiaries.  The representations and warranties made by the
            ------------
Company in this Agreement shall, in the event that the Company has one or more subsidiaries (a "subsid iary(ies)"), also apply and be true with respect to each subsidiary as if each representation and warranty contained herein made specific reference to the subsidiary each time the term "Company" was used.

      2.28 Certain Definitions.  As used herein:
           -------------------

           (i)     the term "Conversion Agreement" means the [TO FOLLOW];

           (ii) the term "NRG Acquisition Agreement" means that certain [TO FOLLOW];

           (iii) the term "Preferred Stock Exchange Agreement" means the [TO FOLLOW];

           (iv) the term "Steamboat Acquisition Agreement" means the [TO FOLLOW]; and

           (v)     the term "Steamboat Facilities" means the [TO FOLLOW].

      2.29  Conditions to Obligations Under Other Agreements.  As of the
            ------------------------------------------------
Effective Date, the obligations of the Company and Steamboat L.L.C. which are conditions to the consummation of the transactions contemplated by the NRC Acquisition Agreement and the Steamboat Acquisition Agreement, the Conversion Agreement and the Preferred Stock Exchange Agreement have been fulfilled by the Company other than the closing of the offering contemplated by the Registration Statement and those conditions which cannot be satisfied until the closing of such offering.

 3.  Covenants of the Company.  The Company covenants and agrees as follows:
     ------------------------

      3.1  Amendments to Registration Statement.  The Company will deliver to
           ------------------------------------
the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object.

      3.2  Federal Securities Laws.
           -----------------------

           3.2.1  Compliance.  During the time when a Prospectus is required to
                  ----------
be delivered under the Act, the Company will use all reasonable efforts to comply with all require ments imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

          3.2.2  Filing of Final Prospectus.  The Company will file the
                 --------------------------
Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

          3.2.3  Exchange Act Registration.  For a period of five years from the
                 -------------------------
Effective Date, the Company will use its best efforts to maintain the registration of the Common Stock and the Warrants under the provisions of
Section 12 of the Exchange Act.

      3.3  Blue Sky Filing.  The Company will endeavor in good faith, in
           ---------------
cooperation with the Representative, at or prior to the time the Registration Statement becomes effective to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representa tive agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

      3.4  Delivery to Underwriters of Prospectuses.  The Company will deliver
           ----------------------------------------
to the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

      3.5  Events Requiring Notice to the Representative.  The Company will
           ---------------------------------------------
notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose,
(iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and
(vi) of the happening of any event during the period described in Section 3.4 hereof which, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

      3.6  Review of Financial Statements.  For a period of five years from the
           ------------------------------
Effective Date, the Company, at its expense, shall cause its regularly engaged independent accountants to read (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q quarterly reports and the mailing of quarterly financial information to stockholders.

      3.7  Unaudited Financials.  The Company will furnish to the Representative
           --------------------
as early as practicable subsequent to the date hereof, but at least three full business days prior to the Closing Date, a copy of the latest available unaudited interim financial statements ("Unaudited Financials") of the Company (which shall be as of a month-end date no more than thirty days prior to the Effective Date) which have been read by the Company's independent accountants, as stated in their letter to be furnished pursuant to Section 4.3 hereof.

      3.8  Secondary Market Trading and Standard & Poor's.  The Company will
           ----------------------------------------------
take all necessary and appropriate actions to achieve accelerated publication in Standard and Poor's Corporation Records Corporate Descriptions (within thirty
(30) days after the Effective Date) and to maintain such publication with updated quarterly information for a period of five years from the Effective Date, including the payment of any necessary fees and expenses. The Company shall take such action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such states as may be requested by the Representative, including the payment of any necessary fees and expenses and the filing of a Form (e.g., 25101(b)) for secondary market trading in the
                          ----
State of California on the Effective Date or as soon thereafter as is permissible.

      3.9  Nasdaq Maintenance.  For a period of five years from the date hereof,
           ------------------
the Company will use its best efforts to maintain the quotation of the Common Stock and Warrants by Nasdaq SmallCap Market and, if the Company satisfies the inclusion standards of the Nasdaq National Market System, to apply for and maintain quotations by the Nasdaq National Market System of such securities during such period.

      3.10  Warrant Solicitation and Warrant Solicitation Fees.  The Company
            --------------------------------------------------
hereby engages the Representative, on a non-exclusive basis, as its agent for the solicitation of the exercise of the Warrants. The Company, at its cost, will (i) assist the Representative with respect to such solicitation, if requested by the Representative and will (ii) provide the Representative, and direct the Company's transfer and warrant agent to provide to the Representative, lists of the record and, to the extent known, beneficial owners of the Company's Warrants. Commencing one year from the Effective Date, the Company will pay the Representative a commission of five percent of the Warrant exercise price for each Warrant exercised, payable on the date of such exercise, on the terms provided for in the Warrant Agreement, if allowed under the rules and regulations of the NASD and only if the Representative has provided bona fide services to the Company in connection with the exercise of such Warrants and has received written confirmation from the holder that the Representative has solicited such exercise. In addition to soliciting, either orally or in writing, the exercise of Warrants, such services may also include disseminating information, either orally or in writing, to Warrantholders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of the Warrants. The Representative may engage sub-agents who are members of the NASD in its solicitation efforts. The Company will disclose the arrangement to pay such solicitation fees to the Representative in any prospectus used by the Company in connection with the registration of the shares of Common Stock underlying the Warrants.

      3.11  Registration of Common Stock.  The Company agrees that prior to the
            ----------------------------
date that the Warrants become exercisable, it shall file with the Commission a post-effective amendment to the Registration Statement, if possible, or a new registration statement, for the registration, under the Act, of the Common Stock issuable upon exercise of the Warrants. In either case, the Company shall cause the same to become effective at or prior to the date that the Warrants become exercisable, and to maintain the effectiveness of such registration statement and keep current a prospectus thereunder until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement.

      3.12  Reports to the Representative.
            -----------------------------

          3.12.1  Periodic Reports, Etc.  For a period of five years from the
                  ----------------------
Effective Date, the Company will promptly furnish to the Representative, and to each other Underwriter who may so request, copies of such financial statements and other periodic and special reports as the Company from time to time files with any governmental authority or furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) copies of each Form SR, (iv) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (v) a copy of monthly statements setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding operations) as is regularly prepared by management of the Company, and
(vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request.

          3.12.2  Transfer Sheets and Weekly Position Listings.  For a period of
                  --------------------------------------------
five years from the Closing Date, the Company will furnish to the Representative at the Company's sole expense such transfer sheets and position listings of the Company's securities as the Representative may request, including the daily, weekly and monthly consolidated transfer sheets of the transfer agent of the Company and the weekly security position listings of the Depository Trust Company.

          3.12.3  Secondary Market Trading Memorandum.  Until such time as the
                  -----------------------------------
Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or Nasdaq Smallcap Market, the Company shall cause the Representative's legal counsel to deliver to the Representative at the times set forth below a written memorandum detailing those states in which Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty states ("Secondary Market Trading Memorandum"). The Secondary Market Trading Memorandum shall be delivered to the Representative on the Effective Date and on the first day of every calendar quarter thereafter. The Company shall pay to Representative's legal counsel a one-time fee of $5,000 for such services at the Closing.

     3.13  Agreements between the Representative and the Company.
           -----------------------------------------------------
           3.13.1 [Intentionally Omitted.]
                  ------------------------

           3.13.2 [Intentionally Omitted.]
                  ------------------------

           3.13.3  Representative's Purchase Option.  On the Closing Date, the
                   --------------------------------
Company will execute and deliver to the Representative the Representative's Purchase Option substantially in the form filed as an exhibit to the Registration Statement.

      3.14  Disqualification of Form S-1 (or other appropriate form).  For a
            --------------------------------------------------------
period equal to seven years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative's Warrants and the securities issuable upon exercise of those securities under the Act.

      3.15  Payment of Expenses.
            -------------------

            3.15.1  General Expenses.  The Company hereby agrees to pay on the
                    ----------------
Closing Date and, to the extent not paid on the Closing Date, on the option Closing Date, if any, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to
(i) the preparation, printing, filing, delivery and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Prospectus and the Preliminary Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the shares of Common Stock and the Warrants and the Representative's Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, the costs of printing and mailing the "Preliminary Blue Sky Memorandum," and all amendments and supplements thereto, fees up to an aggregate of $35,000 and disbursements of Underwriters' counsel and a one time fee of $5,000 payable to the Underwriters' counsel for the preparation of the Secondary Market Trading Memorandum, (iv) filing fees, costs and expenses (including fees and disbursements of Underwriters' counsel, which fees shall not exceed $5,000) incurred in registering the offering with the NASD, (v) costs of placing "tombstone" advertisements in The Wall Street Journal, (vi) fees and
                              -----------------------
disbursements of the transfer and warrant agent, (vii) the preparation, binding and delivery of transaction "bibles" and transaction lucite cubes or similar commemorative items in a form, style and quantity as requested by the Representative, (viii) any listing of the Public Securities on Nasdaq SmallCap or National Market, as the case may be, and any securities exchange, and any listing in Standard & Poor's, (ix) the Company's expenses associated with "due diligence" meetings arranged by the Underwriter, and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.15.1. Since an important part of the public offering process is for the Company to appropriately and accurately describe both the background of the principals of the Company and the Company's competitive position in its industry, the Company has engaged and will pay for an investigative search firm of the Representative's choice to conduct an investigation of principals of the Company mutually selected by the Representative and the Company. If the Company's representative have not submitted to a bindery acceptable to the Representative all of the closing and other documents material to the transactions contemplated hereby within 30 days of the Effective Date, the Company shall pay the fees and costs of the Representative's agents to prepare the transactional bibles and have them bound. The Representative may deduct from the net proceeds of the offering payable to the Company on the

Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representative and/or to third parties.

          3.15.2  Non-Accountable Expenses.  The Company further agrees that, in
                  ------------------------
addition to the expenses payable pursuant to Section 3.15.1, it will pay to the Representative a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Public Securities, of which $50,000 has been paid to date, and the Company will pay the balance on the Closing Date and any additional monies owed attributable to the Option Securities or otherwise on the Option Closing Date by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated herein. If the offering contemplated by this Agreement is not consum mated for any reason whatsoever then the following provisions shall apply: The Company's liability for payment to the Representative of the non-accountable expense allowance shall be equal to the sum of the Representative's actual out-of-pocket expenses (including, but not limited to, counsel fees, "road-show" and due diligence expenses). The Representative shall retain such part of the non-accountable expense allowance previously paid as shall equal such actual out-of-pocket expenses. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses. If the amount previously paid exceeds the amount of the actual out-of-pocket expenses, the Representative shall promptly remit to the Company any such excess. Upon request, the Representative shall furnish the Company with copies of receipts or other evidence of payment of its actual out-of-pocket expenses.

      3.16  Application of Net Proceeds.  The Company will apply the net
            ---------------------------
proceeds from the offering received by it in a manner consistent with the application described under the caption "Use Of Proceeds" in the Prospectus. The Company hereby agrees that, without the express prior consent of the Representative, except as so described, the Company will not apply any net proceeds from the offering to pay (i) any debt for borrowed funds or (ii) any debt or obligation owed to any Insider.

      3.17  Delivery of Earnings Statements to Security Holders.  The Company
            ---------------------------------------------------
will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

      3.18  Key Person Life Insurance.  The Company will maintain, for a period
            -------------------------
of not less than one year from the Effective Date, key person life insurance in an amount no less than $1,000,000 on the life of Richard A. Nelson and pay the annual premiums therefor and name the Company as the sole beneficiary thereof.

      3.19  Stabilization.  Neither the Company, nor, to its knowledge, any of
            -------------
its employees, directors or stockholders has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the

Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

      3.20  Internal Controls.  The Company maintains and will continue to
            -----------------
maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      3.21  Accountants and Lawyers.  For a period of five years from the
            -----------------------
Effective Date, the Company shall retain independent accountants and securities lawyers acceptable to the Representative. Richard A. Eisner & Co., LLP, and Reid & Priest, LLP, are acceptable to the Representative.

      3.22  Transfer Agent.  For a period of five years from the Effective Date,
            --------------
the Company shall retain a transfer agent for the Common Stock and Warrants acceptable to the Representa tive. American Stock Transfer & Trust Company is acceptable to the Representative.

      3.23  Sale of Securities.  Except in accordance with the agreements
            ------------------
referred to in Section 2.26, the Company agrees not to permit or cause a private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Act) owned nominally or beneficially by the Insiders for a period of thirteen months following the Effective Date without obtaining the prior written consent of the Representative.

      3.24  Other Transactions.  The Company will take such action as is
            ------------------
necessary to consummate the Acquisition Transactions and the transactions contemplated by the Conversion Agreement and the Preferred Stock Exchange Agreement concurrently with the consummation of the transactions contemplated by this Agreement.

      3.25  Secondary Offering.  With respect to the secondary offering of
            ------------------
securities of the Company by Anchor Capital Company LLC ("Anchor") which has been registered under the Registration Statement, the Company shall:

               (a) submit to the Corporate Financing of the NASD (the "Department") at the same time they are filed with the Commission all post-effective amendments to the Registration Statement or supplements to the Prospectus disclosing actual price and selling terms;

               (b) submit to the Department at the same time they are filed with the Commission all post-effective amendments or prospectus supplements disclosing actual price and selling terms;

               (c) advise the Department if any 5% or greater shareholder of the Company is or becomes an affiliate or associated person of an NASD member participating in the distribution;

               (d) if a portion of the securities offered by Anchor are underwritten, prior to the commencement of the distribution (i) submit to the Department for review copies of all underwriting documents proposed for use and
(ii) submit to the Department for approval the maximum compensation to be paid to the underwriter(s); and

               (e) prior to any distribution or other disposition of the securities registered for the secondary offering, furnish, or cause the selling securityholders to furnish, all information required by Department if a member of the NASD is involved in such distribution or other disposition, whether for its own account or as a broker, dealer or underwriter, including but not limited to information concerning the maximum compensation to be received by any NASD member.

  4. Conditions of Underwriters' Obligations.  The obligations of the several
     ---------------------------------------
Underwriters to purchase and pay for the Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

      4.1 Regulatory Matters.
          ------------------

          4.1.1  Effectiveness of Registration Statement.  The Registration
                 ---------------------------------------
Statement has been declared effective on the date of this Agreement and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Graubard Mollen & Miller, counsel to the Underwriters.

          4.1.2  NASD Clearance.  By the Effective Date, the Representative
                 --------------
shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

          4.1.3  No Blue Sky Stop Orders.  No order suspending the sale of the
                 -----------------------
Securities in any jurisdiction designated by the Representative pursuant to
Section 3.3 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

      4.2  Company Counsel Matters.
           -----------------------

          4.2.1  (a) Effective Date Opinion of Counsel.  On the Effective Date,
                     ---------------------------------
the Representative shall have received the favorable opinion of Reid & Priest, LLP, counsel to the

Company, dated the Effective Date, addressed to the Representative and in form and substance satisfactory to Graubard Mollen & Miller, counsel to the Underwriters, to the following effect, except that such opinion need not address any matters relating to Steamboat L.L.C. other than in the following clause (i):

          (i) (A) The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation and is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which to such counsel's knowledge its ownership or leasing of any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on it or its properties or business.

          (B) Each of Steamboat L.L.C., NRG and Lehi has been duly organized and is validly existing as a limited liability company and is in good standing under the laws of its state of organization and is duly qualified and licensed and in good standing as a foreign limited liability company in each jurisdiction in which to such counsel's knowledge its ownership or leasing or any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on it or its properties or business.

          (C) Plymouth has been duly organized and is validly existing as a limited partnership and is in good standing under the laws of its state of organization and is duly qualified and licensed and in good standing as a foreign limited partnership in each jurisdiction in which to such counsel's knowledge its ownership or leasing or any properties or the character of its operations requires such qualification or licensing, except where the failure to qualify would not have a material adverse effect on it or its properties or business.

          (D) The Company, through its subsidiaries, is the record and, to such counsel's knowledge, beneficial owner of 50% of the equity interests of Lehi and Plymouth, of 81.5% of the equity interests of NRG and of 95% of the equity interests of Steamboat L.L.C.

          (ii) Except to the extent that the lack of such authorizations, approvals, orders, licenses, certificates and permits would not have a materially adverse effect on the Company or Steamboat L.L.C. or their respective activities, each of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C. has all requisite power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, and such counsel has no actual knowledge that any of the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. is conducting its activities without material compliance with such approvals, orders, licenses, certificates and permits. Each of the Company and Steamboat L.L.C. has all power and authority to enter into those of this Agreement, the Warrant Agreement, the NRG Acquisition Agreement, the Steamboat Acquisition Agreement, the Conversion Agreement, the Preferred Stock Exchange Agreement and the Representative's Purchase Option to which it is a party and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consents, approvals, authorizations or orders of, and no filing with any court or governmental agency or body (other than such as may be required under the Act and applicable Blue Sky laws) are required as to the Company, Lehi, Plymouth, NRG and Steamboat L.L.C. for the valid authorization, issuance, sale and delivery of the Securities, and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the NRG Acquisition Agreement, the Steamboat Acquisition Agreement, the Conversion Agreement, the Preferred Stock Exchange Agreement and the Representative's Purchase Option and as contemplated by the Prospectus or, if so required, all such authorizations, approvals, consents, orders, registrations, licenses and permits have been duly obtained and are in full force and effect and have been disclosed to the Representative.

          (iii) All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or, to the best of such counsel's knowledge, similar contractual rights granted by the Company. The outstanding options and war rants to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except
(a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the direction of the court before which any proceeding therefor may be brought. The offers and sales by the Company of the outstanding Common Stock and options and warrants to purchase shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or exempt from such registration requirements. The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus.

          (iv) The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or, to the best of such counsel's knowledge after due inquiry, similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Warrants, the Representative's Purchase Option and the Representative's Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and such Warrants, Representative's Purchase Option and Representative's Warrants, when issued, will be enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

          (v) To the best of such counsel's knowledge, after due inquiry, except as set forth in the Prospectus, no holders of any securities of the Company or of any options, warrants or securities of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration state ment to be filed by the Company.

          (vi) To the best of such counsel's knowledge, after due inquiry, the Units, the shares of Common Stock and the Warrants are eligible for quotation on the Nasdaq SmallCap Market.

          (vii) This Agreement, the Warrant Agreement, the NRG Acquisition Agreement, the Steamboat Acquisition Agreement, the Conversion Agreement, the Preferred Stock Exchange Agreement and the Representative's Purchase Option have each been duly and validly authorized by the Company and Steamboat L.L.C. to the extent it is a party thereto and, when executed and delivered by the Company and Steamboat L.L.C., to the extent it is a party thereto, will constitute valid and binding obligations of the Company and Steamboat L.L.C., as the case may be, enforceable against the Company and Steamboat L.L.C., to the extent it is a party thereto, in accordance with their respective terms, except (a) as such enforce ability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification provisions may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (viii) The execution, delivery and performance by the Company and Steamboat L.L.C., to the extent it is a party thereto, of this Agreement, the Warrant Agreement, the NRG Acquisition Agreement, the Steamboat Acquisition Agreement, the Conversion Agreement, the Preferred Stock Exchange Agreement and the Representative's Purchase Option, the issuance and sale of the Securities by the Company, the consummation of the transactions contemplated hereby and thereby and the compliance by the Company and Steamboat L.L.C., to the extent any is a party thereto, with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encum brance upon any of the respective properties or assets of the Company or Steamboat L.L.C. pursuant to the terms of, any material mortgage, deed of trust, note, indenture, written loan, contract or other material agreement or instrument of which such counsel has knowledge and, to the best of such counsel's knowledge, to which the Company or Steamboat is a party or by which the Company or Steamboat or any of their respective properties or assets may be bound, (b) result in any violation of the provisions of the respective Certificates of Incorporation, By-Laws, Certificate of Formation or Operating Agreement of the Company or Steamboat L.L.C., (c) violate any statute or any judgment, order or decree of which such counsel has knowledge, rule or regulation applicable to the Company or Steamboat L.L.C.

of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or Steamboat L.L.C., their respective properties or assets, or (d) have a material adverse effect on any permit, certification, registration, approval, consent, license or franchise of the Company or Steamboat L.L.C.

          (ix) The Registration Statement, each Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and Regulations. The Securities and all other securities issued or issuable by the Company conform in all respects to the description thereof contained in the Registration Statement and the Prospectus. The information in the Prospectus under "Business," "Management," "Certain Transactions," "Principal Stockholders," "Description of Securities" and "Shares Eligible for Future Sale" have been reviewed by such counsel, and insofar as it contains descriptions of law, descriptions of statutes, rules or regulations or legal conclusions such information is correct in all material respects. No statute or regulation or legal or governmental proceeding required to be described in the Prospectus is not described as required, nor are any contracts or documents of which such counsel has knowledge of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

          (x) Counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company and representatives of the Representative at which the contents of the Registration Statement, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise set forth in counsel's opinion), no facts have come to the attention of such counsel which lead them to believe that neither the Registration Statement or the Prospectus nor any amendment or supplement thereto, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

          (xi) The Registration Statement is effective under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws.

          (xii) [Intentionally omitted.]
                 ----------------------

          (xiii) Except as described in the Prospectus, to the best of such counsel's knowledge, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. is a party or by which the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. may be bound or to which any of the respective properties or assets of the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. is subject. None of the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. is in material violation of any term or provision of its Certificate of Incorporation, By-Laws, Certificate of Formation, Operating Agreement or other similar document or of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business, except as described in the Prospectus.

          (xiv)  [Intentionally omitted.]
                  ----------------------

          (xv) To the best of such counsel's knowledge, after due inquiry, except as described in the Prospectus and except for subsidiaries whose operations are included in their respective consolidated financial statements included in the Prospectus, none of the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. owns an interest in any corporation, partnership, joint venture, trust or other business entity.

          (xvi) To the best of such counsel's knowledge, after due inquiry, except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. which might result in any material and adverse change in the condition (financial or otherwise), business or prospects of the Company, Lehi, Plymouth, NRG or Steamboat L.L.C., or might materially and adversely affect the properties or assets thereof.

          (xvii)  the Company should not have any liability to Enviro
Partners, L.P. ("Partners") if it refuses to sell its preferred stock to Partners or its warrants to Energy Management Corporation in accordance with the terms of the Convertible Preferred Stock Purchase Agreement dated May 3, 1996 between the Company and Partners if such refusal is based upon the inability of the Company to have its securities listed for quotation on the Nasdaq SmallCap Market if such sale were to occur.

          (xviii) To the best of such counsel's knowledge, after due inquiry, except as described in the Prospectus, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangements or any other arrangements, agreements, understandings, payments or issuances that may affect the Representative's compensation, as determined by the NASD.

          (b) Other Counsel's Opinion.  On the Effective Date, the
              -----------------------
Representative shall have received the opinion of the counsel listed in
Schedule 3 hereto ("Other Counsel") in form and substance satisfactory to Graubard Mollen & Miller, counsel to the Underwriters, relating to litigation, title to properties, permits and licenses and environmental and regulatory matters of that of the Company, Lehi, NRG, Plymouth and Steamboat L.L.C listed next to its name in Schedule

3 (such counsel's "Opinion Subject"). Such opinion shall include, among other things, statements to the effect that:

          (i) Other Counsel is not aware of any federal, state or local statute, rule or regulation relating to electricity production, operation, marketing or transportation matters or environmental matters which it considers to be material to the operations of its Opinion Subject in the states in which they operate other than those set forth in the Prospectus (collectively, the "Applicable Laws and Regulations").

          (ii) To the best of Other Counsel's knowledge, after due inquiry, it is not aware of any state of facts which would lead it to believe that its Opinion Subject is not in substantial compliance with the Applicable Laws and Regulations. By "substantial compliance," Other Counsel means that, based on its experience as attorneys, it believes that any compliance exceptions of which it has knowledge are not of a level of significance, individually or collectively, to the various regulatory authorities which enforce the Applicable Laws and Regulations which would result in its Opinion Subject losing its ability to operate any of its properties (or to receive the benefits from those properties operated by others in which it has an interest) or in a fine or penalty that would significantly affect the financial condition of the Company.

          (iii) Other Counsel has examined and passed upon statements concerning the Applicable Laws and Regulations in the following sections of the
Prospectus: the sections in "Risk Factors" entitled "Governmental Regulation" and "Environmental Risks" and the section in "Business" entitled "Government Regulation." Such sections, insofar as they refer to the Applicable Laws and Regulations, are accurate and complete and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

          (c) Unless the context clearly indicates otherwise, the term "Company" as used in this Section 4.2.1 shall include each subsidiary of the Company. The opinion of counsel for the Company and Other Counsel and any opinion relied upon by such counsel shall include a statement to the effect that it may be relied upon by counsel for the Representative in its opinion delivered to the Representative.

          4.2.2  Closing Date and Option Closing Date Opinions of Counsel.  On
                 --------------------------------------------------------
each of the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinions of Company Counsel and Other Counsel, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative and in the forms and substance satisfactory to Graubard Mollen & Miller, counsel to the Underwriters, confirming as of the Closing Date and, if applicable, the Option Closing Date, the statements made by such counsel in their opinions delivered on the Effective Date and, in the case of the opinion of Company Counsel, referring to Steamboat L.L.C. as set forth in
Section 4.2.1.

          4.2.3  Reliance.  In rendering such opinions, such counsel may rely
                 --------
(i) as to matters involving the application of laws other than the laws of the jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C., provided that copies of any such statements or certificates shall be delivered to the Underwriters' counsel if requested. Each such opinion of counsel shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Representative.

          4.2.4  Secondary Market Trading Memorandum.  On the Effective Date,
                 -----------------------------------
the Representative shall have received the Secondary Market Trading Memorandum.

      4.3  Cold Comfort Letters.  At the time this Agreement is executed and at
           --------------------
each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Graubard Mollen & Miller, counsel for the Underwriters, the accounting firms specified in Schedule 4 hereto, dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

          (i) confirming that they are independent accountants with respect to the Company, Lehi, Plymouth or Steamboat L.L.C., as the case may be (such firm's "Comfort Letter Subject"), within the meaning of the Act and the applicable Regulations;

          (ii) stating that in their opinion the financial statements of its Comfort Letter Subject included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

          (iii) stating that, based on the performance procedures specified by the American Institute of Certified Public Accountants ("AICPA") for a review of the latest available unaudited interim financial statements of its Comfort Letter Subject (as described in SAS No. 71 Interim Financial Information), with an indication of the date of the latest available unaudited interim financial statements, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of its Comfort Letter Subject responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of its Comfort Letter Subject included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or any material modification should be made to the unaudited interim financial statements included in the Registration Statement for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of its Comfort Letter Subject included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the most recent balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from the date of the most recent balance sheet included in the Registration Statement, to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, or increase in net loss or net loss per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

          (iv) as to Steamboat L.L.C., only, stating that, based on the performance of procedures specified by the AICPA for a review of unaudited pro forma financial statements of the Company and Steamboat L.L.C. and Steamboat Facilities and inquiries of the officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited pro forma condensed consolidated balance sheet at June 30, 1996 and the unaudited pro forma condensed consolidated statements of operations for the year ended January 31, 1996 and the six month period ended July 31, 1996 of the Company and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 1995 and the six month period ended June 30, 1996 of Steamboat Facilities included in the Registration Statement (collectively, the "Pro Forma Financial Statements") do not comply as to form in all material respects with applicable requirements of the Act, the Regulations and applicable accounting requirements, (b) that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of the Pro Forma Financial Statements, or (c) that the assumptions used in the preparation of the Pro Forma Financial Statements are not appropriate;

          (v) setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of its Comfort Letter Subject (including a break-down of commercial paper and notes payable to banks);

          (vi) as to the Company only, stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company, Lehi and Plymouth set forth in the Prospectus, in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records and work sheets of the Company, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

          (vii) stating that they have not during the immediately preceding five year period brought to the attention of the management of the Company or its Comfort Letter Subject any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 -- "Communication of Internal Control Structure Related Matters Noted in an Audit," in the internal controls of its Comfort Letter Subject; and

          (viii) statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

      4.4 Officers' Certificates.
          ----------------------

          4.4.1  Officers' Certificate.  At each of the Closing Date and the
                 ---------------------
Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the President and the Chief Financial Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

          4.4.2  Secretary's Certificate.  At each of the Closing Date and the
                 -----------------------
Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying
(i) that the Certificate of Incorporation and By-Laws, as amended, of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and Nasdaq concerning inclusion of the Securities on Nasdaq, and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

      4.5 No Material Changes.  Prior to and on each of the Closing Date and the
          -------------------
Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material change in the condition or prospects or the business activities, financial or otherwise, of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C., taken together, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. from the latest date as of which the financial condition of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C. is set forth in the Registration Statement and Prospectus which is materially adverse to the Company, Lehi, Plymouth, NRG and Steamboat L.L.C., (iii) the Company, Lehi, Plymouth, NRG and Steamboat L.L.C. shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on it, (iv) no material amount of the assets of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C. shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus, (v) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company, Lehi, Plymouth, NRG or Steamboat L.L.C. or affecting any of its property or business before or by any court or governmental commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, Lehi, Plymouth, NRG and Steamboat L.L.C., except as set forth in the Registration Statement and Prospectus, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Section 4.5, the term "Company" shall mean the Company and its subsidiaries, taken as a whole.

      4.6  Delivery of Agreements.  At the Closing, the Company shall have
           ----------------------
delivered to the Representative executed copies of the Representative's Purchase Option.

      4.7  Opinion of Counsel for the Underwriters.  All proceedings taken in
           ---------------------------------------
connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Graubard Mollen & Miller, counsel to the Underwriters, and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

      4.8  Other Transactions.  The Acquisition Transactions shall have been
           ------------------
effected on the Closing Date and all conditions required to consummate the transactions contemplated by the NRG Acquisition Agreement, the Steamboat Acquisition Agreement, the Conversion Agreement and the Preferred Stock Exchange Agreement shall have been fulfilled concurrently with the consummation of the transactions contemplated by this Agreement.

 5.  Indemnification.
     ---------------

      5.1 Indemnification of the Underwriters.
          -----------------------------------

          5.1.1  General.  Subject to the conditions set forth below, the
                 -------
Company agrees to indemnify and hold harmless each of the Underwriters, their respective directors, officers, agents and employees and each person, if any, who controls an Underwriter ("controlling person") within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation or claims whatsoever, commenced or threatened, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third-party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representative's Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in strict conformity with written information furnished to the Company with respect to any Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

          5.1.2  Procedure.  If any action is brought against an Underwriter or
                 ---------
controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of the Underwriter) and payment of actual expenses. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless
(i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys selected by the Underwriter or Underwriters and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if an Underwriter or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

      5.2  Indemnification of the Company.  Each of the Underwriters, severally
           ------------------------------
and not jointly, agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions directly relating to the transactions effected by the Underwriters in connection with this offering made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application in reliance upon, and in strict conformity with, written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

      5.3 Contribution.
          ------------

          5.3.1  Contribution Rights.  In order to provide for just and
                 -------------------
equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this
Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

          5.3.2  Contribution Procedure.  Within fifteen days after receipt by
                 ----------------------
any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding which was effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

6.   Default by an Underwriter.
     -------------------------

      6.1  Default Not Exceeding 10% of Firm Securities or Option Securities.
           -----------------------------------------------------------------
If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Securities or the Option Securities, if exercised, hereunder, and if the number of the Firm Securities or the Option Securities with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Securities or Option Securities which all Underwriters have agreed to purchase hereunder, then such Firm Securities or Option Securities to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

      6.2  Default Exceeding 10% of Firm Securities or Option Securities.  In
           -------------------------------------------------------------
the event that such default relates to more than 10% of the Firm Securities or Option Securities, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Securities or Option Securities to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Securities or Option Securities you do not arrange for the purchase of such Firm Securities or Option Securities, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Securities or Option Securities on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Securities or Option Securities to which a default relates as provided in this
Section 6, this Agreement may be terminated by you or the Company (but only with respect to the obligations relating to the Option Securities if such default occurs after the Closing Date) without liability on the part of the Company (except as provided in Section 3.15 and Section 5.1 hereof) or the several Underwriters but nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

      6.3  Postponement of Closing Date.  In the event that the Firm Securities
           ----------------------------
or Option Securities to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or the Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration

Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

 7.  Additional Covenants.
     --------------------

      7.1  Board Designee.  For a period of not less than five years from the
           --------------
Effective Date, the Company will recommend and use its best efforts to elect a designee of the Representative, at the option of the Representative, either as a member of or a non-voting advisor to the Board of Directors of the Company.
Such designee, if elected or appointed, shall attend meetings of the Board and receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including, but not limited to, food, lodging and transporta tion. To the extent permitted by law, the Company will agree to indemnify the Representative and its designee for the actions of such designee as a director of the Company. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it will, if possible, include each of the Representative and its designee as an insured under such policy. If the Representative does not exercise its option to designate a member of the Company's Board of Directors, the Representative shall nevertheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give the Representative written notice of each such meeting and to provide the Representative with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the other directors.

      7.2  [Intentionally Omitted.]
           ------------------------

      7.3  Rule 144 Sales.  During the five year period following the Effective
           ---------------
Date, the Representative shall have the right to purchase for the Representative's account or to sell for the account of the Company's officers, directors and Principal Stockholders any securities sold pursuant to Rule 144 under the Act. Each of the officers, directors and Principal Stockholders ("144 Sellers") will agree to consult with the Representative with regard to any such sales and will offer the Representative the exclusive opportunity to purchase or sell such securities on terms at least as favorable to the 144 Sellers as they can secure elsewhere. If the Represen tative fails to accept in writing any such proposal for sale by the 144 Sellers within three business days after receipt of a notice containing such proposal, then the Representative shall have no claim or right with respect to any such sales contained in any such notice. If, thereafter, such proposal is modified in any material respect, the 144 Sellers shall adopt the same procedure as with respect to the original proposal.

      7.4  Press Releases.  Except as required by law, the Company will not
           --------------
issue a press release or engage in any other publicity until 25 days after the Effective Date without the Representative's prior written consent.

      7.5  Form S-8 or any Similar Form.  The Company shall not file a
           ----------------------------
Registration Statement on Form S-8 (or any similar or successor form) for the registration of shares of Common Stock underlying stock options for a period of one year from the Effective Date without the Representative's prior written consent.

     7.6  Employment Agreements.  On or before the Closing Date, Theodore Rosen
          ---------------------
and Richard H. Nelson shall have entered into employment agreements having terms of five years from the Effective Date and containing such other terms and conditions as shall have been approved by the Representative.

     7.7  Compensation and Other Arrangements.  The Company hereby agrees that,
          -----------------------------------
for a period of three years from the Effective Date, all the compensation and other arrangements between the Company and its officers, directors and affiliates shall be approved by a Compensation Committee of the Company's Board of Directors, a majority of the members of which shall have no affiliation or other relationship with the Company other than as directors.

  8. Representations and Agreements to Survive Delivery.  Except as the context
     --------------------------------------------------
otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in
Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

 9.  Effective Date of This Agreement and Termination Thereof.
     --------------------------------------------------------

      9.1  Effective Date.  This Agreement shall become effective on the
           --------------
Effective Date at the time that the Registration Statement is declared effective.

      9.2  Termination.  You shall have the right to terminate this Agreement at
           -----------
any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, The Boston Stock Exchange or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities, or

(vii) if Richard H. Nelson or Theodore Rosen shall no longer serve the Company in his present capacities, or (viii) if any of the Acquisition Agreement, the Conversion Agreement or the Preferred Stock Exchange Agreement is terminated, or
(ix) if the Company has breached any of its representations, warranties or obligations hereunder, or (x) if the Representative shall have become aware after the date hereof of such a material adverse change in the condition (financial or otherwise), business, or prospects of the Company, Lehi, Plymouth and Steamboat L.L.C., or such adverse material change in general market conditions as in the Representative's judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Representative for the sale of the Securities.

      9.3  Notice.  If you elect to prevent this Agreement from becoming
           ------
effective or to terminate this Agreement as provided in this Section 9, the Company shall be notified on the same day as such election is made by you by telephone or telecopy, confirmed by letter.

      9.4  Expenses.  In the event that this Agreement shall not be carried out
           --------
for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by
Section 3.15 hereof.

      9.5  Indemnification.  Notwithstanding any contrary provision contained in
           ---------------
this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of
Section 5 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

 10. Miscellaneous.
     -------------

      10.1  Notices.  All communications hereunder, except as herein otherwise
            -------
specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed

If to the Representative:

     Gaines, Berland Inc.
     712 Fifth Avenue - 21st Floor
     New York, New York  10015
     Attention:  Alan Gaines

   Copy to:

     Graubard Mollen & Miller
     600 Third Avenue
     New York, New York 10016
     Attention:  David Alan Miller, Esq.


If to the Company:

     U.S. Energy Systems, Inc.
     515 North Flagler Drive
     Suite 202
     West Palm Beach, Florida 33401
     Attention:  President

   Copy to:

     Reid & Priest, LLP
     40 West 57th Street
     New York, New York 10019
     Attention:  Gregory Katz, Esq.

      10.2  Headings.  The headings contained herein are for the sole purpose of
            --------
convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

      10.3  Amendment.  This Agreement may only be amended by a written
            ---------
instrument executed by each of the parties hereto.

      10.4  Entire Agreement.  This Agreement (together with the other
            ----------------
agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

      10.5  Binding Effect.  This Agreement shall inure solely to the benefit of
            --------------
and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

      10.6  Governing Law; Jurisdiction.  This Agreement shall be governed by
            ---------------------------
and construed and enforced in accordance with the law of the State of New York, without giving effect to conflicts of law. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 10.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Representative agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

      10.7  Execution in Counterparts.  This Agreement may be executed in one or
            -------------------------
more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

      10.8  Waiver, Etc.  The failure of any of the parties hereto to at any
            ------------
time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

          If the foregoing correctly sets forth the understanding between the Representative, for itself and as Representative of the Underwriters listed in
Schedule 1 hereto, and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                        Very truly yours,

                                        U.S. ENERGY SYSTEMS, INC.


                                        By:_______________________

                                           Name:   Richard H. Nelson
                                           Title:  President



Accepted as of the date first
above written.

New York, New York

GAINES, BERLAND INC.
(for itself and as Representative
 of the Underwriters listed on
 Schedule 1 hereto)

By:______________________________
   Name:   Joseph Berland
   Title:  Chairman

                                                                      SCHEDULE 1
                                                                      ==========

                           U.S. ENERGY SYSTEMS, INC.

                     3,100,000 SHARES OF COMMON STOCK AND
              3,100,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS


UNDERWRITER      NUMBER OF SHARES OF COMMON            NUMBER OF WARRANTS
-----------        STOCK TO BE PURCHASED                TO BE PURCHASED
                 ---------------------------            ------------------

Gaines, Berland Inc.


                  ---------                               ---------
                  3,100,000                               3,100,000

                                                                      SCHEDULE 2
                                                                      ==========



     NAME        NUMBER OF SHARES      LOCK-UP PERIOD
     ----        ----------------      ==============

                                                                      SCHEDULE 3
                                                                      ==========


     OTHER COUNSEL                                        OPINION SUBJECT
     -------------                                        ---------------

     Reid & Priest, LLP                                    The Company

     Stanford Stoddard Smith
        and Wood Quinn & Crapo L.C.                        Lehi

     Brown, Olson & Wilson, P.C. and
        Mark R. Dunn                                  Plymouth

     Jenkins & Frey                                        Steamboat L.L.C.

                                                           NRG

                                                                      SCHEDULE 4
                                                                      ==========


     ACCOUNTING FIRM                            COMFORT LETTER SUBJECT
     ---------------                            ----------------------

     Richard A. Eisner & Company, LLP            The Company

     Traveller Winn & Mower, PC              Lehi

     Price Waterhouse LLP                        Plymouth

     Robison, Hill & Co., PC                     Steamboat L.L.C.